Exhibit 3.178

Delaware The First State Page 1 6981769 8100 Authentication: 203098346 SR# 20185750510 Date: 07-20-18 You may verify this certificate online at corp.delaware.gov/authver.shtml I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “OFFSHORE DRILLING SERVICES LLC”, FILED IN THIS OFFICE ON THE NINETEENTH DAY OF JULY, A.D. 2018, AT 5:17 O`CLOCK P.M.

State of Delaware Secretary of State Division of Corporations Delivered 05:17 PM 07/19/2018 FILED 05:17 PM 07/19/2018 SR 20185750510 • File N umber 6981769 CERTIFICATE OF FORMATION OF Offshore Drilling Services LLC 1. The narne of the limited liability company is Offshore Drilling Services LLC. 2. The address of its registered office in the State of Delaware is: Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company. IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Offshore Drilling Services LLC this 19th day of July, 2018. Eli~ Authorized Person